SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002
(To Prospectus dated September 24, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-19
                                     Issuer

                               -----------------


The Class PO             The Class PO Certificates
Certificates
represent                o  This supplement relates to the offering of the Class
obligations of the          PO Certificates of the series referenced above. This
trust only and do           supplement does not contain complete information
not represent an            about the offering of the Class PO Certificates.
interest in or              Additional information is contained in the
obligation of CWMBS,        prospectus supplement dated September 25, 2002,
Inc., Countrywide           prepared in connection with the offering of the
Home Loans, Inc.,           offered certificates of the series referenced above
Countrywide Home            and in the prospectus of the depositor dated
Loans Servicing LP,         September 24, 2002. You are urged to read this
or any of their             supplement, the prospectus supplement and the
affiliates.                 prospectus in full.

This supplement may      o  As of February 25, 2003, the class certificate
be used to offer and        balance of the Class PO Certificates was
sell the offered            approximately $2,200,390.
certificates only if
accompanied by the       o  Exhibit 1 to this supplement is the monthly
prospectus                  statement made available to holders of the Class PO
supplement and the          Certificates on the February 25, 2003 distribution
prospectus.                 date.

                         o This supplement also modifies the "Method of Distribution" section on page S-71 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-51 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

o the prospectus supplement, dated September 25, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

o the prospectus of the depositor, dated September 24, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.
                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 77.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                       Percentage of the Prepayment Assumption
                            ---------------------------------------------------
        Class                 0%        100%        275%        400%      500%
        -----               ------    -------    -------      -------   -------
        Class PO..........   2.1%       7.5%       15.5%       20.4%     23.9%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

 THE
BANK OF
 NEW
YORK

101 Barclay St, 8W                              Distribution Date:     2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-19


                 Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------
                                       Certificate                          Pass
                          Class          Rate             Beginning         Through      Principal
Class       Cusip     Description        Type              Balance          Rate (%)    Distribution
--------------------------------------------------------------------------------------------------------
  1A1     12669DBA5       Senior       Fix-30/360       48,592,814.00      6.250000                -
  1A2     12669DBB3       Senior       Var-30/360       60,971,403.14      1.852500     4,919,088.66
  1A3     12669DBC1       Senior       Fix-30/360        2,180,484.00      6.250000                -
  1A4     12669DBD9       Senior       Fix-30/360        1,306,000.00      6.250000                -
  1A5     12669DBE7       Senior       Fix-30/360       44,108,001.01      5.500000     2,963,164.17
  1A6     12669DBF4      Strip IO      Var-30/360       60,971,403.14      6.647500                -
  1A7     12669DBG2       Senior       Fix-30/360       36,309,202.00      6.500000                -
  1A8     12669DBH0       Senior       Fix-30/360       28,000,000.00      6.250000                -
  1A9     12669DBJ6       Senior       Fix-30/360       14,170,000.00      6.000000                -
 1A10     12669DBK3       Senior       Fix-30/360       73,455,913.54      5.500000     5,926,322.04
 1A11     12669DBL1       Senior       Fix-30/360       38,778,978.03      6.000000     3,128,634.17
 1A12     12669DBM9       Senior       Fix-30/360       89,705,823.39      5.750000     7,237,341.44
 1A13     12669DBN7       Senior       Fix-30/360          282,000.00      6.250000                -
  2A1     12669DBP2       Senior       Fix-30/360      203,426,177.37      5.500000     9,905,923.00
  2A2     12669DBQ0       Senior       Fix-30/360       32,341,157.00      5.500000                -
  2A3     12669DBR8       Senior       Fix-30/360       29,170,784.00      5.500000                -
  2A4     12669DBS6       Senior       Fix-30/360       45,411,536.87      5.500000     1,697,917.95
  PO                                                     2,307,013.04      0.000000       106,623.24
 PO-1     12669DBT4      Strip PO      Fix-30/360        2,241,841.54      0.000000       105,504.95
 PO-2     12669DBT4      Strip PO      Fix-30/360           65,171.50      0.000000         1,118.29
  AR      12669DBU1       Senior       Fix-30/360                   -      6.250000                -
--------------------------------------------------------------------------------------------------------
   M      12669DBV9       Junior       Fix-30/360        8,862,121.80      5.942836        17,774.90
  B1      12669DBW7       Junior       Fix-30/360        4,135,656.84      5.942836         8,294.96
  B2      12669DBX5       Junior       Fix-30/360        2,700,837.12      5.942836         5,417.11
  B3      12669DAR9       Junior       Fix-30/360        1,603,622.04      5.942836         3,216.41
  B4      12669DAS7       Junior       Fix-30/360        1,181,616.24      5.942836         2,369.99
  B5      12669DAT5       Junior       Fix-30/360        1,350,416.59      5.942836         2,708.55
--------------------------------------------------------------------------------------------------------
Totals                                                 770,351,558.02                 35,924,796.59
--------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
                                              Current                    Cumulative
              Interest            Total       Realized     Ending          Realized
Class       Distribution      Distribution    Losses       Balance          Losses
-----------------------------------------------------------------------------------
  1A1        253,087.57         253,087.57        -       48,592,814.00        -
  1A2         94,124.60       5,013,213.26        -       56,052,314.48        -
  1A3         11,356.69          11,356.69        -        2,180,484.00        -
  1A4          6,802.08           6,802.08        -        1,306,000.00        -
  1A5        202,161.67       3,165,325.84        -       41,144,836.85        -
  1A6        337,756.17         337,756.17        -       56,052,314.48        -
  1A7        196,674.84         196,674.84        -       36,309,202.00        -
  1A8        145,833.33         145,833.33        -       28,000,000.00        -
  1A9         70,850.00          70,850.00        -       14,170,000.00        -
 1A10        336,672.94       6,262,994.98        -       67,529,591.49        -
 1A11        193,894.89       3,322,529.06        -       35,650,343.86        -
 1A12        429,840.40       7,667,181.84        -       82,468,481.95        -
 1A13          1,468.75           1,468.75        -          282,000.00        -
  2A1        932,369.98      10,838,292.98        -      193,520,254.38        -
  2A2        148,230.30         148,230.30        -       32,341,157.00        -
  2A3        133,699.43         133,699.43        -       29,170,784.00        -
  2A4        208,136.21       1,906,054.16        -       43,713,618.92        -
  PO                  -         106,623.24        -        2,200,389.80        -
 PO-1                 -         105,504.95        -        2,136,336.59        -
 PO-2                 -           1,118.29        -           64,053.21        -
  AR                  -                  -        -                   -        -
-----------------------------------------------------------------------------------
   M          43,888.45          61,663.35        -        8,844,346.89        -
  B1          20,481.28          28,776.23        -        4,127,361.88        -
  B2          13,375.53          18,792.64        -        2,695,420.01        -
  B3           7,941.72          11,158.13        -        1,600,405.63        -
  B4           5,851.79           8,221.78        -        1,179,246.25        -
  B5           6,687.75           9,396.31        -        1,347,708.04        -
-----------------------------------------------------------------------------------
Totals     3,801,186.37      39,725,982.96        -      734,426,761.43        -
-----------------------------------------------------------------------------------

                          Principal Distribution Detail


--------------------------------------------------------------------------------------------------------------------------
                                  Original             Beginning           Scheduled                        Unscheduled
                                 Certificate          Certificate          Principal         Accretion       Principal
     Class       Cusip            Balance               Balance           Distribution       Principal      Adjustments
--------------------------------------------------------------------------------------------------------------------------
      1A1        12669DBA5        48,592,814.00       48,592,814.00                   -          -               -
      1A2        12669DBB3        70,752,591.00       60,971,403.14        4,919,088.66          -               -
      1A3        12669DBC1         2,180,484.00        2,180,484.00                   -          -               -
      1A4        12669DBD9         1,306,000.00        1,306,000.00                   -          -               -
      1A5        12669DBE7        50,000,000.00       44,108,001.01        2,963,164.17          -               -
      1A6        12669DBF4        70,752,591.00       60,971,403.14                   -          -               -
      1A7        12669DBG2        36,309,202.00       36,309,202.00                   -          -               -
      1A8        12669DBH0        28,000,000.00       28,000,000.00                   -          -               -
      1A9        12669DBJ6        14,170,000.00       14,170,000.00                   -          -               -
     1A10        12669DBK3        85,239,899.00       73,455,913.54        5,926,322.04          -               -
     1A11        12669DBL1        45,000,000.00       38,778,978.03        3,128,634.17          -               -
     1A12        12669DBM9       104,096,659.00       89,705,823.39        7,237,341.44          -               -
     1A13        12669DBN7           282,000.00          282,000.00                   -          -               -
      2A1        12669DBP2       230,196,000.00      203,426,177.37        9,905,923.00          -               -
      2A2        12669DBQ0        32,341,157.00       32,341,157.00                   -          -               -
      2A3        12669DBR8        29,170,784.00       29,170,784.00                   -          -               -
      2A4        12669DBS6        50,000,000.00       45,411,536.87        1,697,917.95          -               -
      PO                           2,387,311.99        2,307,013.04          106,623.24          -               -
     PO-1        12669DBT4         2,320,251.21        2,241,841.54          105,504.95          -               -
     PO-2        12669DBT4            67,060.78           65,171.50            1,118.29          -               -
      AR         12669DBU1               100.00                   -                   -          -               -
--------------------------------------------------------------------------------------------------------------------------
       M         12669DBV9         8,925,000.00        8,862,121.80           17,774.90          -               -
      B1         12669DBW7         4,165,000.00        4,135,656.84            8,294.96          -               -
      B2         12669DBX5         2,720,000.00        2,700,837.12            5,417.11          -               -
      B3         12669DAR9         1,615,000.00        1,603,622.04            3,216.41          -               -
      B4         12669DAS7         1,190,000.00        1,181,616.24            2,369.99          -               -
      B5         12669DAT5         1,359,998.01        1,350,416.59            2,708.55          -               -
--------------------------------------------------------------------------------------------------------------------------
    Totals                       850,000,000.00      770,351,558.02       35,924,796.59          -               -
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                     Net          Current                 Ending             Ending
                  Principal       Realized               Certificate       Certificate
     Class        Balance          Losses                  Balance          Factor
------------------------------------------------------------------------------------------
      1A1                   -          -                48,592,814.00       1.00000000000
      1A2        4,919,088.66          -                56,052,314.48       0.79222984896
      1A3                   -          -                 2,180,484.00       1.00000000000
      1A4                   -          -                 1,306,000.00       1.00000000000
      1A5        2,963,164.17          -                41,144,836.85       0.82289673690
      1A6                   -          -                56,052,314.48       0.79222984896
      1A7                   -          -                36,309,202.00       1.00000000000
      1A8                   -          -                28,000,000.00       1.00000000000
      1A9                   -          -                14,170,000.00       1.00000000000
     1A10        5,926,322.04          -                67,529,591.49       0.79222983936
     1A11        3,128,634.17          -                35,650,343.86       0.79222986350
     1A12        7,237,341.44          -                82,468,481.95       0.79222986350
     1A13                   -          -                   282,000.00       1.00000000000
      2A1        9,905,923.00          -               193,520,254.38       0.84067600817
      2A2                   -          -                32,341,157.00       1.00000000000
      2A3                   -          -                29,170,784.00       1.00000000000
      2A4        1,697,917.95          -                43,713,618.92       0.87427237840
      PO           106,623.24          -                 2,200,389.80       0.92170181745
     PO-1          105,504.95          -                 2,136,336.59       0.92073503967
     PO-2            1,118.29          -                    64,053.21       0.95515163951
      AR                    -          -                            -       0.00000000000
------------------------------------------------------------------------------------------
       M            17,774.90          -                 8,844,346.89       0.99096323724
      B1             8,294.96          -                 4,127,361.88       0.99096323724
      B2             5,417.11          -                 2,695,420.01       0.99096323724
      B3             3,216.41          -                 1,600,405.63       0.99096323724
      B4             2,369.99          -                 1,179,246.25       0.99096323724
      B5             2,708.55          -                 1,347,708.04       0.99096324458
------------------------------------------------------------------------------------------
    Totals      35,924,796.59          -               734,426,761.43
------------------------------------------------------------------------------------------

         Interest Distribution Detail

 --------------------------------------------------------------------------------------------------------------------------------
             Beginning     Pass        Accrued     Cumulative              Total         Net        Unscheduled
           Certificate     Through     Optimal      Unpaid     Deferred   Interest     Prepayment     Interest     Interest
 Class        Balance      Rate (%)   Interest      Interest   Interest     Due      Int Shortfall   Adjustment       Paid
 --------------------------------------------------------------------------------------------------------------------------------
   1A1     48,592,814.00   6.250000    253,087.57      -          -       253,087.57       -             -          253,087.57
   1A2     60,971,403.14   1.852500     94,124.60      -          -        94,124.60       -             -           94,124.60
   1A3      2,180,484.00   6.250000     11,356.69      -          -        11,356.69       -             -           11,356.69
   1A4      1,306,000.00   6.250000      6,802.08      -          -         6,802.08       -             -            6,802.08
   1A5     44,108,001.01   5.500000    202,161.67      -          -       202,161.67       -             -          202,161.67
   1A6     60,971,403.14   6.647500    337,756.17      -          -       337,756.17       -             -          337,756.17
   1A7     36,309,202.00   6.500000    196,674.84      -          -       196,674.84       -             -          196,674.84
   1A8     28,000,000.00   6.250000    145,833.33      -          -       145,833.33       -             -          145,833.33
   1A9     14,170,000.00   6.000000     70,850.00      -          -        70,850.00       -             -           70,850.00
  1A10     73,455,913.54   5.500000    336,672.94      -          -       336,672.94       -             -          336,672.94
  1A11     38,778,978.03   6.000000    193,894.89      -          -       193,894.89       -             -          193,894.89
  1A12     89,705,823.39   5.750000    429,840.40      -          -       429,840.40       -             -          429,840.40
  1A13        282,000.00   6.250000      1,468.75      -          -         1,468.75       -             -            1,468.75
   2A1    203,426,177.37   5.500000    932,369.98      -          -       932,369.98       -             -          932,369.98
   2A2     32,341,157.00   5.500000    148,230.30      -          -       148,230.30       -             -          148,230.30
   2A3     29,170,784.00   5.500000    133,699.43      -          -       133,699.43       -             -          133,699.43
   2A4     45,411,536.87   5.500000    208,136.21      -          -       208,136.21       -             -          208,136.21
   PO       2,307,013.04   0.000000             -      -          -                -       -             -                   -
  PO-1      2,241,841.54   0.000000             -      -          -                -       -             -                   -
  PO-2         65,171.50   0.000000             -      -          -                -       -             -                   -
   AR                  -   6.250000             -      -          -                -       -             -                   -
 ------------------------------------------------------------------------------------------------------------------------------
    M       8,862,121.80   5.942836     43,888.45      -          -        43,888.45       -             -           43,888.45
   B1       4,135,656.84   5.942836     20,481.28      -          -        20,481.28       -             -           20,481.28
   B2       2,700,837.12   5.942836     13,375.53      -          -        13,375.53       -             -           13,375.53
   B3       1,603,622.04   5.942836      7,941.72      -          -         7,941.72       -             -            7,941.72
   B4       1,181,616.24   5.942836      5,851.79      -          -         5,851.79       -             -            5,851.79
   B5       1,350,416.59   5.942836      6,687.75      -          -         6,687.75       -             -            6,687.75
 ------------------------------------------------------------------------------------------------------------------------------
 Totals   770,351,558.02             3,801,186.37      -          -     3,801,186.37       -             -        3,801,186.37
 ------------------------------------------------------------------------------------------------------------------------------



Current Payment Information
 Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------
                       Original           Beginning                                                 Endinga Cert.   Pass
                      Certificate           Cert.              Principal          Interest            Notional     Through
 Class    Cusip         Balance            Notional             Distribution      Distribution         Balance       Rate (%)
------------------------------------------------------------------------------------------------------------------------------
  1A1   12669DBA5    48,592,814.00      1000.000000000        0.000000000        5.208333333      1000.000000000    6.250000
  1A2   12669DBB3    70,752,591.00       861.755057690       69.525208729        1.330334370       792.229848962    1.852500
  1A3   12669DBC1     2,180,484.00      1000.000000000        0.000000000        5.208333333      1000.000000000    6.250000
  1A4   12669DBD9     1,306,000.00      1000.000000000        0.000000000        5.208333333      1000.000000000    6.250000
  1A5   12669DBE7    50,000,000.00       882.160020256       59.263283353        4.043233426       822.896736903    5.500000
  1A6   12669DBF4    70,752,591.00       861.755057690        0.000000000        4.773763955       792.229848962    6.647500
  1A7   12669DBG2    36,309,202.00      1000.000000000        0.000000000        5.416666667      1000.000000000    6.500000
  1A8   12669DBH0    28,000,000.00      1000.000000000        0.000000000        5.208333333      1000.000000000    6.250000
  1A9   12669DBJ6    14,170,000.00      1000.000000000        0.000000000        5.000000000      1000.000000000    6.000000
 1A10   12669DBK3    85,239,899.00       861.755051304       69.525211940        3.949710652       792.229839364    5.500000
 1A11   12669DBL1    45,000,000.00       861.755067364       69.525203864        4.308775337       792.229863500    6.000000
 1A12   12669DBM9   104,096,659.00       861.755067364       69.525203864        4.129243031       792.229863500    5.750000
 1A13   12669DBN7       282,000.00      1000.000000000        0.000000000        5.208333333      1000.000000000    6.250000
  2A1   12669DBP2   230,196,000.00       883.708567363       43.032559210        4.050330934       840.676008173    5.500000
  2A2   12669DBQ0    32,341,157.00      1000.000000000        0.000000000        4.583333333      1000.000000000    5.500000
  2A3   12669DBR8    29,170,784.00      1000.000000000        0.000000000        4.583333333      1000.000000000    5.500000
  2A4   12669DBS6    50,000,000.00       908.230737444       33.958359040        4.162724213       874.272378403    5.500000
  PO                  2,387,311.99       966.364283204       44.662465755        0.000000000       921.701817449    0.000000
 PO-1   12669DBT4     2,320,251.21       966.206386729       45.471347055        0.000000000       920.735039674    0.000000
 PO-2   12669DBT4        67,060.78       971.827387117       16.675747610        0.000000000       955.151639507    0.000000
  AR    12669DBU1           100.00         0.000000000        0.000000000        0.000000000         0.000000000    6.250000
-----------------------------------------------------------------------------------------------------------------------------
   M    12669DBV9     8,925,000.00       992.954823161        1.991585919        4.917473464       990.963237242    5.942836
  B1    12669DBW7     4,165,000.00       992.954823161        1.991585919        4.917473464       990.963237242    5.942836
  B2    12669DBX5     2,720,000.00       992.954823161        1.991585919        4.917473464       990.963237242    5.942836
  B3    12669DAR9     1,615,000.00       992.954823161        1.991585919        4.917473464       990.963237242    5.942836
  B4    12669DAS7     1,190,000.00       992.954823161        1.991585919        4.917473464       990.963237242    5.942836
  B5    12669DAT5     1,359,998.01       992.954830514        1.991585934        4.917473500       990.963244580    5.942836
-----------------------------------------------------------------------------------------------------------------------------
Totals              850,000,000.00       906.295950612       42.264466576        4.471983965       864.031484035
-----------------------------------------------------------------------------------------------------------------------------

 THE
BANK OF
 NEW
 YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-19


Pool Level Data
Distribution Date                                                                                                 2/25/2003
Cut-off Date                                                                                                       9/1/2002
Determination Date                                                                                                 2/1/2003
Accrual Period 30/360              Begin                                                                           1/1/2003
                                   End                                                                             2/1/2003
Number of Days in 30/360 Accrual Period                                                                                  30


-----------------------------------
  Collateral Information
-----------------------------------
Group 1
Cut-Off Date Balance                                                                                         500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                            451,813,579.04
Ending Aggregate Pool Stated Principal Balance                                                               427,522,899.75

Beginning Aggregate Loan Count                                                                                         1042
Loans Paid Off or Otherwise Removed Pursuant
  to Pooling and Servicing Agreement                                                                                    49
Ending Aggregate Loan Count                                                                                             993

Beginning Weighted Average Loan Rate (WAC)                                                                        6.672250%
Ending Weighted Average Loan Rate (WAC)                                                                           6.665749%

Beginning Net Weighted Average Loan Rate                                                                          6.218988%
Ending Net Weighted Average Loan Rate                                                                             6.218769%

Weighted Average Maturity (WAM) (Months)                                                                                351

Servicer Advances                                                                                                 27,299.26

Aggregate Pool Prepayment                                                                                     23,880,560.55
Pool Prepayment Rate                                                                                            47.9124 CPR


Group 2
Cut-Off Date Balance                                                                                         350,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                            318,537,978.98
Ending Aggregate Pool Stated Principal Balance                                                               306,903,861.68

Beginning Aggregate Loan Count                                                                                          687
Loans Paid Off or Otherwise Removed
  Pursuant to Pooling and Servicing Agreement                                                                            23
Ending Aggregate Loan Count                                                                                             664

Beginning Weighted Average Loan Rate (WAC)                                                                        5.997478%
Ending Weighted Average Loan Rate (WAC)                                                                           5.994534%

Beginning Net Weighted Average Loan Rate                                                                          5.498875%
Ending Net Weighted Average Loan Rate                                                                             5.498852%

Weighted Average Maturity (WAM) (Months)                                                                                173

Servicer Advances                                                                                                  9,281.30

Aggregate Pool Prepayment                                                                                     10,490,723.40
Pool Prepayment Rate                                                                                            33.1911 CPR



-----------------------------------
 Certificate Information
-----------------------------------

Group 1
Senior Percentage                                                                                            97.3950501286%
Senior Prepayment Percentage                                                                                100.0000000000%

Subordinate Percentage                                                                                        2.6049498714%
Subordinate Prepayment Percentage                                                                             0.0000000000%

Group 2
Senior Percentage                                                                                            97.4493419744%
Senior Prepayment Percentage                                                                                100.0000000000%

Subordinate Percentage                                                                                        2.5506580256%
Subordinate Prepayment Percentage                                                                             0.0000000000%

Certificate Account

Beginning Balance                                                                                                         -

Deposit
Payments of Interest and Principal                                                                            40,006,617.59
Liquidation Proceeds                                                                                                      -
All Other Proceeds                                                                                                        -
Other Amounts                                                                                                             -
Total Deposits                                                                                                40,006,617.59

Withdrawals
Reimbursement of Servicer Advances                                                                                        -
Payment of Master Servicer Fees                                                                                  143,890.36
Payment of Sub Servicer Fees                                                                                       2,241.58
Payment of Other Fees                                                                                            134,502.49
Payment of Insurance Premium(s)                                                                                           -
Payment of Personal Mortgage Insurance                                                                             2,241.58
Other Permitted Withdrawal per the
  Pooling and Service Agreement                                                                                           -
Payment of Principal and Interest                                                                             39,725,983.17
Total Withdrawals                                                                                             40,008,859.17

Ending Balance                                                                                                   134,502.49

Master Servicing Fees Paid                                                                                       143,890.36
Insurance Premium(s) Paid                                                                                                 -
Personal Mortgage Insurance Fees Paid                                                                              2,241.58
Other Fees Paid                                                                                                  134,502.49
Total Fees                                                                                                       280,634.42



-------------------------------------
        Delinquency Information
-------------------------------------

Group 1

Delinquency                                          30-59 Days       60-89 Days             90+ Days                Totals
Scheduled Principal Balance                        2,852,939.79     1,319,817.12                    -          4,172,756.91
Percentage of Total Pool Balance                      0.667319%        0.308713%            0.000000%             0.976031%
Number of Loans                                               6                3                    0                     9
Percentage of Total Loans                             0.604230%        0.302115%            0.000000%             0.906344%

Foreclosure
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

REO
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Book Value of all REO Loans                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%

Current Realized Losses                                                                                                   -
Additional Gains (Recoveries)/Losses                                                                                      -
Total Realized Losses                                                                                                     -

Group 2

Delinquency                                          30-59 Days       60-89 Days             90+ Days                Totals
Scheduled Principal Balance                        1,074,683.41                -                    -          1,074,683.41
Percentage of Total Pool Balance                      0.350169%        0.000000%            0.000000%             0.350169%
Number of Loans                                               2                0                    0                     2
Percentage of Total Loans                             0.301205%        0.000000%            0.000000%             0.301205%

Foreclosure
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

REO
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

Book Value of all REO Loans                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%

Current Realized Losses                                                                                                   -
Additional Gains (Recoveries)/Losses                                                                                      -
Total Realized Losses                                                                                                     -


--------------------------------------------
Subordination/Credit Enhancement Information
--------------------------------------------


Protection                                                                                   Original               Current
Bankruptcy Loss                                                                            100,000.00            100,000.00
Bankruptcy Percentage                                                                       0.011765%             0.013616%
Credit/Fraud Loss                                                                        8,500,000.00          8,500,000.00
Credit/Fraud Loss Percentage                                                                1.000000%             1.157365%
Special Hazard Loss                                                                      8,500,000.00          7,703,515.58
Special Hazard Loss Percentage                                                              1.000000%             1.048915%

Credit Support                                                                               Original               Current
Class A                                                                                830,025,001.99        714,632,272.73
Class A Percentage                                                                         97.650000%            97.304770%

Class M                                                                                  8,925,000.00          8,844,346.89
Class M Percentage                                                                          1.050000%             1.204252%


Class B1                                                                                 4,165,000.00          4,127,361.88
Class B1 Percentage                                                                         0.490000%             0.561984%

Class B2                                                                                 2,720,000.00          2,695,420.01
Class B2 Percentage                                                                         0.320000%             0.367010%

Class B3                                                                                 1,615,000.00          1,600,405.63
Class B3 Percentage                                                                         0.190000%             0.217912%

Class B4                                                                                 1,190,000.00          1,179,246.25
Class B4 Percentage                                                                         0.140000%             0.160567%

Class B5                                                                                 1,359,998.01          1,347,708.04
Class B5 Percentage                                                                         0.160000%             0.183505%




--------------------------------------------
   Group1 Compensating Interest Detail
--------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                         12,683.72
Compensation for Gross PPIS from Servicing Fees                                                                   12,683.72

Total Net PPIS (Non-Supported PPIS)                                                                                       -



----------------------------------------------
 Group2 Compensating Interest Detail
----------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                          3,915.83
Compensation for Gross PPIS from Servicing Fees                                                                    3,915.83

Total Net PPIS (Non-Supported PPIS)                                                                                       -